Exhibit 24.1

TESARO, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of TESARO, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Leon O. Moulder, Jr., Timothy R. Pearson and Joseph L. Farmer, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation one or more registration statements on Form S-8 (each, a “Registration Statement”) of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statements, relating to securities of the Corporation acquired under or to be offered (a) under the Corporation’s 2012 Omnibus Incentive Plan, as amended, (b) under the Corporation’s 2015 Non-Employee Director Stock Incentive Plan, and/or (c) in connection with the grant of nonqualified stock options to new employees as material inducements to their acceptance of employment with the Corporation, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Signature	Title	Date

/s/ Leon O. Moulder, Jr.
Leon O. Moulder, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2015

/s/ Mary Lynne Hedley, Ph.D.
Mary Lynne Hedley, Ph.D.	President, Chief Operating Officer and Director	May 14, 2015

/s/ Timothy R. Pearson
Timothy R. Pearson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 14, 2015

/s/ Edward C. English
Edward C. English	Vice President of Finance and Administration (Principal Accounting Officer)	May 14, 2015

/s/ David M. Mott
David M. Mott	Chairman of the Board of Directors	May 14, 2015

/s/ Lawrence M. Alleva
Lawrence M. Alleva	Director	May 14, 2015

/s/ James O. Armitage, M.D.
James O. Armitage, M.D.	Director	May 14, 2015

/s/ Earl M. Collier, Jr.
Earl M. Collier, Jr.	Director	May 14, 2015

/s/ Garry A. Nicholson
Garry A. Nicholson	Director	May 14, 2015

/s/ Arnold L. Oronsky, Ph.D.
Arnold L. Oronsky, Ph.D.	Director	May 14, 2015

/s/ Beth Seidenberg, M.D.
Beth Seidenberg, M.D.	Director	May 14, 2015